UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 27, 2008

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 27, 2008, we amended the lease for our Danvers, Massachusetts facility pursuant to the terms of a First Amendment to Lease with our landlord, Leo C. Thibeault, Jr. Trustee of The Thibeault Nominee Trust.

The amendment extends the lease from February 28, 2010 to February 28, 2016. The amendment changes the rent under the lease from $64,350 per month to the following schedule:

•	The base rent for July 2008 through October 2008 will be $0 per month;

•	The base rent for November 2008 through June 2010 will be $40,000 per month;

•	The base rent for July 2010 through February 2014 will be $64,350 per month; and

•	The base rent for March 2014 through February 2016 will be $66,000 per month.

In addition, under the amendment we have certain rights to terminate the lease early, subject to the payment of a specified termination fee based on the timing of the termination, as further outlined in the amendment.

The foregoing description is a summary of the material provisions of the amendment and is qualified in its entirety by reference to the First Amendment to Lease which is attached as exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Title
10.1	First Amendment to Lease Agreement dated June 27, 2008 between Abiomed, Inc. and Leo C. Thibeault, Jr., Trustee of The Thibeault Nominee Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:	/s/ Daniel J. Sutherby
Daniel J. Sutherby
Chief Financial Officer

Date: July 2, 2008

Exhibit Index

Number	Title
10.1	First Amendment to Lease Agreement dated June 27, 2008 between Abiomed, Inc. and Leo C. Thibeault, Jr. Trustee of The Thibeault Nominee Trust.